                                                                                                         EXHIBIT 99.1

EMERGENT BIOSOLUTIONS ANNOUNCES PRELIMINARY 2018 FINANCIAL RESULTS AND PROVIDES 2019 FINANCIAL FORECAST

•	Full year 2018 preliminary performance in line with recently revised guidance
•	Full year 2019 forecast reflects continued growth of organic business and anticipated positive impact of recent acquisitions

GAITHERSBURG, Md., January 7, 2019—Emergent BioSolutions Inc. (NYSE: EBS) today announced selected preliminary unaudited 2018 financial results and its financial forecast for 2019.

Daniel J. Abdun-Nabi, chief executive officer of Emergent BioSolutions, said, “Our preliminary results for 2018 reflect another year of strong financial and operational performance as we continue to execute our strategy. As we enter 2019, we anticipate revenues topping $1 billion for the first time in our corporate history driven by solid organic growth in each of our business units together with contributions from the products that we acquired in 2018. Importantly, we also anticipate significant growth in each of our profitability metrics while simultaneously expanding our portfolio of advanced stage product candidates that address serious global public health threats. We remain steadfast in our commitment to enable governments and commercial customers worldwide to address their public health threat preparedness and response needs as we further our mission of protecting and enhancing life.”

PRELIMINARY 2018 FINANCIAL RESULTS (Unaudited)
The company is providing the following preliminary, unaudited financial results for full year 2018.

(in millions)	PRELIMINARY RESULTS (As of 1/7/2019)	Previous Forecast (As of 11/1/2018)
Total Revenues	$779 -- $784	$770 -- $800
Pretax Income	$79 -- $83	$75 -- $90
Net Income (1)	$60 -- $64	$60 -- $70
Adjusted Net Income (1)	$117 -- $121	$105 -- $115
EBITDA (1)	$152 -- $156	$155 -- $165
Adjusted EBITDA (1)	$198 -- $202	$190 -- $200

(1)	See “Reconciliation of Net Income to Adjusted Net Income, EBITDA and Adjusted EBITDA” for a definition of terms and a reconciliation table.

Total Revenue
For the full year 2018, the company anticipates total revenue of $779 to $784 million, the midpoint of which represents a $221 million or 39% increase from 2017. This annual increase is due primarily to the contribution of sales of ACAM2000®, (Smallpox (Vaccinia) Vaccine, Live), raxibacumab and NARCAN® (naloxone HCl) Nasal Spray in 2018 as well as higher CMO revenue, offset by lower BioThrax® (Anthrax Vaccine Adsorbed) revenue.

Net Income (GAAP and Adjusted)
For the full year 2018, the company anticipates net income of $60 to $64 million and adjusted net income of $117 to $121 million. The midpoint of the adjusted net income range represents a $23 million or 24% increase from 2017 and reflects the impact of higher product sales and CMO services revenue as well as the positive impact of a lower estimated effective tax rate. (See “Reconciliation of Net Income to Adjusted Net Income and EBITDA” for a definition of terms and a reconciliation table.)

Note
The preliminary 2018 financial results are subject to revision and will be finalized upon completion of the company’s external audit, which is anticipated in late February 2019. Once the external audit is completed, the company may report financial results that could differ, and the differences could be material.

2019 FINANCIAL FORECAST
(in millions)	FULL YEAR 2019 (As of 1/7/2019)
Total Revenues	$1,060 -- $1,140
Net Income (1)	$80 -- $110
Adjusted Net Income (1)	$150 -- $180
EBITDA (1)	$255 -- $285
Adjusted EBITDA (1)	$280 -- $310

(1)	See “Reconciliation of Net Income to Adjusted Net Income, EBITDA and Adjusted EBITDA” for a definition of terms and a reconciliation table.

For the full year of 2019, the company’s financial forecast includes the impact of the following items:
•
continued deliveries of BioThrax to the Strategic National Stockpile (SNS) under the current procurement contract with the Centers for Disease Control and Prevention (CDC), (the contract and the SNS are now managed by the Office of the Assistant Secretary for Preparedness and Response (ASPR));

•
initial deliveries of NuThrax™ (anthrax vaccine adsorbed with CPG 7909 adjuvant) to the SNS following expected Emergency Use Authorization pre-approval by the U.S. Food and Drug Administration (FDA) under the company’s current development and procurement contract with the Biomedical Advanced Research and Development Authority (BARDA);

•	full year sales of NARCAN Nasal Spray, Vaxchora® (Cholera Vaccine, Live, Oral), and Vivotif® (Typhoid Vaccine Live Oral Ty21a), all of which were acquired in the fourth quarter of 2018;
•	deliveries of ACAM2000 to the SNS under the anticipated follow-on procurement contract with the ASPR;
•	deliveries of raxibacumab to the SNS under the current procurement contract with BARDA;
•	domestic and international sales of the other medical countermeasures that comprise Other Product sales;
•	continued CDMO services revenue;
•	increased Contract & Grant revenue due to anticipated increased work related to development projects funded by third parties; and
•	continued investment in discretionary development projects funded by the company targeting opportunities in medical countermeasures for emerging infectious diseases and other public health threats.

The outlook for 2019 does not include estimates for potential new corporate development or other M&A transactions.

Q1 2019 REVENUE FORECAST
For the first quarter of 2019, the company anticipates total revenues of $185 to $205 million.

PRESENTATION WEBCAST
The company will provide an update on the current business and discuss preliminary 2018 financial results, the forecast and corporate goals for 2019, and long-term goals for 2020 during its presentation at the 37th Annual J.P. Morgan Healthcare Conference on January 8, 2019 at 11:00 AM Pacific time.

A live webcast of the presentation can be accessed through Emergent’s website. Visit www.emergentbiosolutions.com and select the “Investors” section. An on-demand replay of the webcast can also be accessed in the investors section after the presentation has concluded.

RECONCILIATION OF NET INCOME TO ADJUSTED NET INCOME, EBITDA AND ADJUSTED EBITDA
This press release contains two financial measures (Adjusted Net Income and EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization), and Adjusted EBITDA) that are considered “non-GAAP” financial measures under applicable Securities and Exchange Commission rules and regulations. These non-GAAP financial measures should be considered supplemental to and not a substitute for financial information prepared in accordance with generally accepted accounting principles. The Company’s definition of these non-GAAP measures may differ from similarly titled measures used by others. Adjusted Net Income adjusts for specified items that can be highly variable or difficult to predict, or reflect the non-cash impact of charges resulting from purchase accounting (which are all tax effected utilizing the statutory tax rate for the US). EBITDA reflects net income excluding the impact of depreciation, amortization, interest expense and provision for income taxes. Adjusted EBITDA also excludes specified items that can be highly variable and the non-cash impact of certain purchase accounting adjustments (which are all tax effected utilizing the statutory tax rate for the US). The Company views these non-GAAP financial measures as a means to facilitate management’s financial and operational decision-making, including evaluation of the Company’s historical operating results and comparison to competitors’ operating results. These non-GAAP financial measures reflect an additional way of viewing aspects of the Company’s operations that, when viewed with GAAP results and the reconciliations to the corresponding GAAP financial measure, may provide a more complete understanding of factors and trends affecting the Company’s business.

The determination of the amounts that are excluded from these non-GAAP financial measures are a matter of management judgment and depend upon, among other factors, the nature of the underlying expense or income amounts. Because non-GAAP financial measures exclude the effect of items that will increase or decrease the Company’s reported results of operations, management strongly encourages investors to review the Company’s consolidated financial statements and publicly filed reports in their entirety.

Reconciliation of Net Income to Adjusted Net Income (Unaudited)

	Twelve Months Ended December 31,
($ in millions)	2019 (Forecast)	2018 (Estimated)	2017 (Actual)	Source
Net Income	$80.0 to$110.0	$60.0 to$64.0	$82.6	NA
Adjustments:
+ Acquisition-related costs (transaction & integration)	14.0	25.0	5.6	SG&A
+ Non-cash amortization charges	64.0	26.0	10.3	COGS, SG&A, Other Income
+ Impact of purchase accounting on inventory step-up	7.0	18.0	2.6	COGS
+ Exit and disposal costs	4.0	3.0	1.5	SG&A
Tax effect	(19.0)	(15.0)	(7.0)	NA
Total Adjustments	70.0	57.0	13.1	NA
Adjusted Net Income	$150.0 to$180.0	$117.0 to$121.0	$95.7	NA

Reconciliation of Net Income to EBITDA and Adjusted EBITDA (Unaudited)

	Twelve Months Ended December 31,
($ in millions)	2019 (Forecast)	2018 (Estimated)	2017 (Actual)	Source
Net Income	$80.0 to$110.0	$60.0 to$64.0	$82.6	NA
Adjustments:
+ Depreciation & Amortization	106.0	65.0	40.8	COGS, SG&A, R&D
+ Provision for Income Taxes	30.0	18.0	36.0	Income Taxes
+ Total Interest Expense	39.0	9.0	6.6	Other Expense/ (Income)
Total Adjustments	175.0	92.0	83.4	NA
EBITDA	$255.0 to$285.0	$152.0 to$156.0	$166.0	NA
Additional Adjustments:
+ Acquisition-related costs (transaction & integration)	14.0	25.0	5.6	SG&A
+ Exit and disposal costs	4.0	3.0	1.5	SG&A
+ Impact of purchase accounting on inventory step-up	7.0	18.0	2.6	COGS
Total Additional Adjustments	25.0	46.0	9.7	NA
Adjusted EBITDA	$280.0 to$310.0	$198.0 to$202.0	$175.7	NA

ABOUT EMERGENT BIOSOLUTIONS INC.
Emergent BioSolutions Inc. is a global life sciences company seeking to protect and enhance life by focusing on providing specialty products for civilian and military populations that address accidental, deliberate, and naturally occurring public health threats. We aspire to be a Fortune 500 company recognized for protecting and enhancing life, driving innovation, and living our values. Additional information about the company may be found at www.emergentbiosolutions.com. Find us on LinkedIn and follow us on Twitter @emergentbiosolu and Instagram @life_at_emergent.

SAFE HARBOR STATEMENT
This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements, other than statements of historical fact, including, without limitation, our financial guidance and related projections and statements regarding our ability to meet such projections in the anticipated timeframe, if at all, and statements regarding the expected financial implications of our acquisitions of PaxVax and Adapt and any other statements containing the words “will,” “believes,” “expects,” “anticipates,” “intends,” “plans,” “targets,” “forecasts,” “estimates” and similar expressions in conjunction with, among other things, discussions of the company's outlook, financial performance or financial condition, product sales, government development or procurement contracts or awards, including entering into a follow-on procurement contract related to ACAM2000, organic business growth, profitability increases, product portfolio expansion, future deliveries of BioThrax® (Anthrax Vaccine Adsorbed), Emergency Use Authorization (EUA) approval and commencement of deliveries of NuThrax™ (anthrax vaccine adsorbed with CPG 7909 adjuvant), and future deliveries of raxibacumab. These forward-looking statements are based on our current intentions, beliefs and expectations regarding future events. We cannot guarantee that any forward-looking statement will be accurate. Investors should realize that if underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could differ materially from our expectations. Investors are, therefore, cautioned not to place undue reliance on any forward-looking statement. Any forward-looking statement speaks only as of the date of this press release, and, except as required by law, we do not undertake to update any forward-looking statement to reflect new information, events or circumstances.

There are a number of important factors that could cause the company's actual results to differ materially from those indicated by such forward-looking statements, including the availability of funding and the exercise of options under our BioThrax and NuThrax contracts; appropriations for the procurement of our products; our ability to secure EUA pre-approval and licensure of NuThrax from the U.S. Food and Drug Administration within the anticipated timeframe, if at all; availability of funding for our U.S. government grants and contracts; our ability to successfully integrate and develop the operations, products, product candidates, programs, and personnel from our recently completed acquisitions of PaxVax and Adapt; our ability and the ability of our collaborators to protect our intellectual property rights; whether anticipated synergies and benefits from an acquisition or in-license will be realized within expected time periods, if at all; our ability to utilize our manufacturing facilities and expand our capabilities; our ability to accurately forecast demand for our products and our suppliers to maintain an adequate supply of the materials needed to produce them; our ability and the ability of our contractors and suppliers to maintain compliance with current Good Manufacturing Practices and other regulatory obligations; the timing and results of clinical trials; the timing of and our ability to obtain and maintain regulatory approvals for our product candidates; and our commercialization, marketing and manufacturing capabilities and strategy. The foregoing sets forth many, but not all, of the factors that could cause actual results to differ from our expectations in any forward-looking statement. Investors should consider this cautionary statement, as well as the risk factors identified in our periodic reports filed with the Securities and Exchange Commission, when evaluating our forward-looking statements.

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Investor Contact Robert Burrows Vice President, Investor Relations (o) 240/631-3280; (m) 240/413-1917 burrowsr@ebsi.com	Media Contact Lynn Kieffer Vice President, Corporate Communications (o) 240/631-3391 kiefferl@ebsi.com